Exhibit 10.3b

Form of

Stock Option Agreement

Under

The Estée Lauder Companies Inc.

Fiscal 1996 Share Incentive Plan (the “Plan”)

The within STOCK OPTION AGREEMENT provides for the granting of options by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Employee”), to purchase Shares of the Company’s Class A Common Stock, par value $0.01 (the “Shares”), on the terms and subject to the conditions hereinafter provided.  The name of the “Participant”, the “Grant Date”, the aggregate number of Shares that may be purchased pursuant to this agreement, and the “Exercise Price” per share are stated in the attached “Notice of Grant”, and incorporated herein by reference.  The other terms and conditions of the Options are stated in this agreement and in the Plan.

The Stock Options described herein are being granted pursuant to the Company’s Fiscal 1996 Share Incentive Plan, as may be amended from time to time (the “Plan”), and are subject in all respects to the provisions of the Plan.  The Stock Options granted hereunder are not Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended).

1.  Payment of Exercise Price.  The Company will provide and communicate to the Employee various methods of exercise.  These methods may include the ability to receive Shares of Class A Common Stock of the Company or cash at exercise.  To facilitate exercise, the Company may enter into agreements for coordinated procedures with one or more brokerage firms or financial institutions.

2.  Exercise Period.

a.  General.  Subject to other provisions contained herein and in the Plan, Stock Options granted hereunder shall be exercisable in installments as specified under “Exercise Period” in the attached “Notice of Grant”.

Subject to the last sentence of Paragraph 2b, no Stock Option awarded hereunder shall be exercisable later than ten (10) years after the Grant Date. The Stock Option awarded hereunder shall not be transferable otherwise than by will of the laws of descent or distribution, and shall be exercisable during the Employee’s lifetime only by the Employee.

b.  Death or Disability.  In the event of the Employee’s death or the occurrence of the Employee’s total and permanent disability (as such status shall be determined under the Company’s long term disability program), each Stock Option awarded but not yet exercisable as of the date of death or the determination of such disability, shall become immediately exercisable. Each Stock Option awarded (i) in the case of death may be exercised for a period commencing as of the day after the date of death and continuing for one year thereafter and (ii) in the case of permanent disability, for a period commencing as of the day after determination of such disability and continuing through the earlier to occur of the first anniversary of such determination or the tenth anniversary of the Grant Date.

c.  Retirement.  Subject to Paragraph 3, in the event of Employee’s formal retirement under the terms of the Estée Lauder Inc. Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), each Stock Option awarded but not yet exercisable as of the date of retirement shall become immediately exercisable. Each Stock Option awarded may thereafter be exercised until the tenth anniversary of the Grant Date.

d.  Termination of Employment Without Cause.

(1) Subject to Paragraph 3, in the event Employee is terminated at the instance of the Employee (e.g., resigns voluntarily), each Stock Option exercisable but unexercised as of the effective date of such termination may be exercised until the first to occur of (i) the date which shall be ninety (90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date.  Each Stock Option awarded but unexercisable as of the date of such termination shall be forfeited as of such date.

(2) Subject to Paragraph 3, in the event Employee is terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), each Stock Option awarded but unexercisable as of the date of termination shall become immediately exercisable.  Each Stock Option awarded may be exercised until the first to occur of (i) the date which shall be ninety (90) days after the effective date of such termination and (ii) the tenth anniversary of the Grant Date.  For purposes hereof, “Cause” means any breach by the Employee of any of his or her material obligations under any Company policy or procedure, including, without limiting the generality, the Code of Corporate Conduct and the Policy on Avoidance of Insider Trading.

3.  Post-Employment Exercises.  No Stock Option represented by this Agreement may be exercised after termination of the Employee’s employment with the Company (or any of its subsidiaries) unless as provided for in Paragraph 2b, 2c or 2d hereof.  The exercise of any Stock Option after termination of the Employee’s employment by reason of retirement as provided in Paragraph 2c or by reason of termination by the Employee or termination by the Company or relevant subsidiary without Cause as provided in Paragraph 2d shall be subject to satisfaction of the conditions precedent that the Employee neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts herself or himself in a manner adversely affecting the Company.  All Stock Options that may not be exercised after termination of the Employee’s employment shall be forfeited.

4.  Adjustment Provisions; Change in Control.

a.  If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option had it been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.  In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of the Employee’s rights hereunder, the Company will have authority to adjust, in an equitable manner, the number and kind of Shares that may be issued with respect to any Stock Option hereunder, the number and kind of Shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Market Value (as herein after defined) and other value determinations applicable to outstanding Stock Options.  Appropriate adjustments may also be made by the Company in the terms of any Stock Options to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis.  In addition, the Company is authorized to make adjustments to the terms and conditions of Stock Options, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.  For purposes of this Paragraph 4, the Market Value of the Shares shall be equal to 100% of the closing price of the Class A Common Stock on the New York Stock Exchange or any other national securities exchange or other market system as reported by the Wall Street Journal for the date on which such Market Value is being fixed, or, if there shall be no trading on such date, the date next preceding on which trading occurred.

b.  Notwithstanding any other provision hereunder, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable.  For purposes of this Paragraph 4b, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

(ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(iii) The Company’s Class A Common Stock shall cease to be publicly traded; or

(iv) The Company’s Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(v) The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Paragraph 4b (ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by themselves, constitute a Change in Control of the Company, (B) any spin-off of a division or subsidiary of the Company to its stockholders and (C) any event listed in (i) through (v) above that the Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company

For purposes of this Paragraph 4b, “Continuing Directors” shall mean (x) the directors of the Company in office on the date that shares are first offered for sale to the public and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

The Company may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the Employee, and the Employee shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Market Value of such Shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Company, in its discretion, shall determine.

5.  Withholding.  All payments or distributions of Stock Options made hereunder of Shares covered by Stock Options shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements imposed by each taxing authority having jurisdiction.  The Company (or relevant subsidiary) may require the Employee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Shares.  The Company (or relevant subsidiary) may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Employee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with any Stock Option by electing to have the Company (or relevant subsidiary) withhold Shares of Class A Common Stock having a Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statutes or regulations.

6.  Tenure.  The Employee’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

7.  Specific Restrictions Upon Option Shares.  The Employee hereby agrees with the Company as follows:

a.  The Employee shall acquire Shares hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the United States Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state or national securities or “blue sky” laws; and further,

b.  If any Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the United States Securities Exchange Act of 1934, as amended) of any Shares acquired hereunder shall be made by the Employee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act; and further

c.  The Employee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions and any other application restrictions, as it may deem appropriate.

8.  Notices.  Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested to the Employee at such address as the Company (or relevant subsidiary) shall maintain for the Employee or its personnel records.

9.  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

10.  Governing Law.  The Option Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

11.  Partial Invalidity.  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

The Estée Lauder Companies Inc.

By:

Notice of Grant

Under

The Estee Lauder Companies Inc.

Fiscal 1996 Share Incentive Plan (The “Plan”)

This is to confirm that, upon the recommendation of your management, you were awarded options to purchase shares of Class A Common Stock of The Estee Lauder Companies Inc. (the “Shares”) at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors.  This award was made in recognition of  the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders.  These options are granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement (the “Agreement”) attached hereto and made part hereof.  A Summary Plan Description is also attached.  Please read these documents and keep them for future reference.  The specific terms of your award are as follows:

Participant:      «First_Name» «Middle» «Last_Name»

SSN or Tax ID:   «SS»

Grant Date:

Type of Award:  Non-Qualified Stock Options

Exercise Price per Share:  $ (Closing trading price on NYSE of the Class A Common Stock on the date of grant)

Aggregate number of Shares subject to your options:

Exercise Period: Your options shall become exercisable on the following dates (or upon death, disability, retirement, or involuntary termination of employment if these occurrences are earlier), but are subject to termination or forfeiture as per Paragraphs 2 and 3 of the Agreement:

Number of Shares	Date Exercisable	Expiration Date

Questions regarding the stock option program can be directed to          at            or              at             .  If you wish to accept this grant, please sign this Notice of Grant and return immediately to:

Compensation Department

767 Fifth Avenue, 41st Floor

New York, New York 10153

Attention:

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By	Date